EXHIBIT 23.1

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan for the registration of 6,000,000 common shares of RenaissanceRe Holdings Ltd. of our reports dated January 30, 2004, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                               /s/ Ernst & Young

Hamilton, Bermuda
October 1, 2004